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                                                                Exhibit 2.k.(vi)

                            FUND INDEMNITY AGREEMENT

            FUND INDEMNITY AGREEMENT, dated as of May __, 1998, between Goldman, Sachs & Co. ("Goldman Sachs") and William R. Latham III, James B. O'Neill and Donald J. Puglisi (collectively, the "Trustees"), not in their individual capacities but solely as trustees of CVS Automatic Common Exchange Security Trust (the "Trust").

            WHEREAS the Trust is a trust formed under the laws of the State of New York pursuant to a Trust Agreement, as amended and restated as of May __, 1998 (the "Trust Agreement"); and

            WHEREAS, Goldman Sachs, as sponsor under the Trust Agreement, desires to make provision for the payment of certain indemnification expenses of the Trust;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

            1. Definitions. Capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Trust Agreement.

            2. Agreement to Pay Expenses. Goldman Sachs agrees to pay to the Trust, and hold the Trust harmless from, any expenses of the Trust arising under Sections 2.2(e) and 6.6 of the Administration Agreement, Section 15 of the Custodian Agreement, Section 5.4(b) of the Paying Agent Agreement and Section
7.6 of the Trust Agreement (collectively, "Indemnification Expenses"). Subject to paragraph 4 hereof, payment hereunder by Goldman Sachs shall be made in New York Clearing House funds no later than five Business Days after the receipt by Goldman Sachs, pursuant to paragraph 3 hereof, of written notice of any claim for Indemnification Expenses.

            3. Notice of Receipt of Claim. The Trustees shall give notice to, or cause notice to be given to,
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Goldman Sachs in writing of any claim for Indemnification Expenses or any threatened claim for Indemnification Expenses immediately upon their acquiring knowledge thereof. Such written notice shall be accompanied by any demand, bill, invoice or other communication received from any third party claimant (a "Claimant") in respect of such Indemnification Expense.

            4. Right to Contest. The Trustees agree that Goldman Sachs may, and Goldman Sachs is authorized on behalf of the Trustees and the Trust to, contest in good faith with any Claimant any amount contained in any claim for Indemnification Expense, provided, that if, within such time period as Goldman Sachs shall determine to be reasonable, Goldman Sachs and such Claimant are unable to resolve amicably any disagreement regarding such claim for Indemnification Expense, Goldman Sachs shall retain counsel reasonably satisfactory to the Trustees to represent the Trustees in any resulting proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. It is understood that Goldman Sachs shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel). Goldman Sachs shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the Claimant, Goldman Sachs agrees to indemnify the Trustees and the Trust from and against any loss or liability by reason of such settlement or judgment.

            5. Statements and Reports. The Trustees shall collect and safekeep all demands, bills, invoices or other written communications received from third parties in connection with any claim for Indemnification Expenses and shall prepare and maintain adequate books and records showing all receipts and disbursements of funds in connection therewith. Goldman Sachs shall have the right to inspect and to copy, at its expense, all such documents, books and records at all reasonable times and from time to time during the term of this Agreement.


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            6. Term of Contract. This Agreement shall continue in effect until the termination of the Trust in accordance with Section 8.3 of the Trust Agreement.

            7. No Assignment. No party to this Agreement may assign its rights or delegate its duties hereunder without the prior written consent of the other parties, except that the Trust may delegate any and all duties hereunder to the Administrator to the extent permitted by law.

            8. Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the matters contained herein and supersedes all prior agreements or understandings. No amendment or modification of this Agreement shall be valid unless the amendment or modification is in writing and is signed by all the parties to this Agreement.

            9. Notices. All notices, demands, reports, statements, approvals or consents given by any party under this Agreement shall be in writing and shall be delivered in person or by telecopy or other facsimile communication or sent by first-class U.S. mail, registered or certified, postage prepaid, to the appropriate party at its address on the signature pages hereof or at such other address subsequently notified to the other parties hereto. A copy of any communication to Goldman Sachs shall be furnished to Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, attention: Registration Department, provided that the failure to furnish such copy shall not affect the effectiveness of any such communication. Any party may change its address for purposes hereof by delivering a written notice of the change to the other parties. All notices, given under this Agreement shall be deemed received (a) in the case of hand delivery, on the day of delivery, (b) in the case of telecopy or other facsimile communication, on the day of transmission, and (c) in the case of mailing, on the third day after such notice was deposited in the mail.


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            10. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            11. Governing Law. This Agreement shall be governed by and be construed in accordance with the laws of the State of New York.

            12. Counterparts. This Agreement may be signed in counterparts with all of such counterparts constituting one and the same instrument.


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            IN WITNESS WHEREOF, the parties have caused this Fund Indemnity
Agreement to be executed by their authorized representatives the date first above written.


                                                   GOLDMAN, SACHS & CO.



                                                   By_________________________
                                                     Address:
                                                       85 Broad Street
                                                       New York, NY 10004



                                              TRUSTEES


                                      ----------------------------------------
                                      Name:     William R. Latham III
                                      Address:  Department of Economics
                                                University of Delaware
                                                Newark, Delaware  19716



                                      ----------------------------------------
                                      Name:     James B. O'Neill
                                      Address:  Center for Economic
                                                  Education and
                                                  Entrepreneurship
                                                University of Delaware
                                                Newark, Delaware  19716



                                      ----------------------------------------
                                      Name:     Donald J. Puglisi
                                      Address:  Department of Finance
                                                University of Delaware
                                                Newark, Delaware  19716